UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2014

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 16, 2014, Allison Transmission Holdings, Inc. (“the Company”) published an earnings release reporting its financial results for the three months ended March 31, 2014 (the “Earnings Release”), which was also furnished to the Securities and Exchange Commission on Form 8-K. A portion of the Earnings Release is reproduced below and will be deemed “filed” for purposed Section 18 of the Securities Exchange Act of 1934, as amended:

The Company reported net sales for the first quarter of 2014 of $494 million, an 8 percent increase from the same period in 2013. Adjusted Net Income, a non-GAAP financial measure, for the quarter was $108 million, compared to Adjusted Net Income of $80 million for the same period in 2013, an increase of $28 million. Diluted earnings per share for the quarter were $0.28.

The increase in net sales was principally driven by the continued recovery in the North America On-Highway end market, our largest, and higher demand in the Service Parts, Support Equipment & Other end market partially offset by previously contemplated reductions in U.S. defense spending.

Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $166 million, or 33.6 percent of net sales, compared to $141 million, or 30.8 percent of net sales, for the same period in 2013. Excluding $3 million of technology-related license expenses, Adjusted EBITDA for the first quarter 2014 was $169 million, or 34.3 percent of net sales. Excluding $6 million of technology-related license expenses, Adjusted EBITDA for the first quarter 2013 was $147 million, or 32.1 percent of net sales. Adjusted Free Cash Flow, also a non-GAAP financial measure, for the quarter was $91 million compared to $48 million for the same period in 2013.

First Quarter Net Sales by End Market

End Market	Q1 2014 Net Sales ($M)	Q1 2013 Net Sales ($M)	% Variance
North America On-Highway	233	188	24%
North America Hybrid-Propulsion Systems for Transit Bus	24	31	(23%)
North America Off-Highway	12	8	50%
Defense	34	57	(40%)
Outside North America On-Highway	64	62	3%
Outside North America Off-Highway	21	21	0%
Service Parts, Support Equipment & Other	106	90	18%

Total Net Sales	494	457	8%

First Quarter Highlights

North America On-Highway end market net sales were up 24 percent from the same period in 2013 principally driven by higher demand for Rugged Duty Series, Highway Series and Pupil Transport/Shuttle Series models, and up 11 percent on a sequential basis principally driven by higher demand for Rugged Duty Series and Pupil Transport/Shuttle Series models.

North America Hybrid-Propulsion Systems for Transit Bus end market net sales were down 23 percent from the same period in 2013 and 25 percent sequentially principally driven by lower demand due to engine emissions improvements and non-hybrid alternatives that generally require a fully-automatic transmission (e.g. xNG).

North America Off-Highway end market net sales were up 50 percent from the same period in 2013 principally driven by higher demand from hydraulic fracturing applications, and down 14 percent on a sequential basis principally driven by the precipitous rate of improvement in demand from hydraulic fracturing applications experienced in the fourth quarter of 2013.

Defense end market net sales were down 40 percent from the same period in 2013 and 3 percent sequentially principally driven by previously considered reductions in U.S. defense spending to longer term averages experienced during periods without active conflicts.

Outside North America On-Highway end market net sales were up 3 percent from the same period in 2013 reflecting strength in China bus partially offset by weakness in Europe truck due to fourth quarter 2013 Euro VI emissions pre-buy activities, and down 26 percent on a sequential basis principally driven by fourth quarter 2013 China bus tender timing and Europe truck Euro VI emissions pre-buy activities.

Outside North America Off-Highway end market net sales were flat compared with the same period in 2013 principally driven by modestly improved demand conditions in the mining sector offsetting lower demand from the energy sector, and up 50 percent on a sequential basis principally driven by modestly improved demand conditions in the mining sector.

Service Parts, Support Equipment & Other end market net sales were up 18 percent from the same period in 2013 principally driven by higher demand for global service parts, and global On-Highway support equipment commensurate with increased transmission unit volumes, and up 6 percent on a sequential basis principally driven by higher demand for global service parts and support equipment.

Gross profit for the quarter was $223 million, an increase of 12 percent from gross profit of $198 million for the same period in 2013. Gross margin for the quarter was 45.1 percent, an increase of 170 basis points from a gross margin of 43.4 percent for the same period in 2013. The increase in gross profit from the same period in 2013 was principally driven by increased net sales.

Selling, general and administrative expenses for the quarter were $83 million, a decrease of 5 percent from $88 million for the same period in 2013. The decrease was principally driven by a $5 million reduction in intangible asset amortization.

Engineering – research and development expenses for the quarter were $25 million, a decrease of 16 percent from $29 million for the same period in 2013. The decrease was principally driven by a $3 million reduction in technology-related license expenses.

First Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $166 million, or 33.6 percent of net sales, compared to $141 million, or 30.8 percent of net sales, for the same period in 2013. Excluding $3 million of technology-related license expenses Adjusted EBITDA for the first quarter 2014 was $169 million, or 34.3 percent of net sales. Excluding $6 million of technology-related license expenses Adjusted EBITDA for the first quarter 2013 was $147 million, or 32.1 percent of net sales. The increase in Adjusted EBITDA from the same period in 2013 was principally driven by increased net sales and a $3 million reduction in technology-related license expenses.

Adjusted Net Income for the quarter was $108 million compared to $80 million for the same period in 2013. The increase was principally driven by increased Adjusted EBITDA.

Adjusted Free Cash Flow for the quarter was $91 million compared to $48 million for the same period in 2013. The increase was principally driven by increased net cash provided by operating activities, decreased capital expenditures and a $3 million reduction in technology-related license expenses. The decrease in capital expenditures was principally driven by lower product initiatives spending partially offset by increased investments in productivity and replacement programs.

Forward-Looking Statements

This current report contains forward-looking statements. All statements other than statements of historical fact contained in this current report are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this current report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Use of Non-GAAP Financial Measures

This current report contains information about the Company’s financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this current report. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share data)

	Three months ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
Net sales	$493.6	$457.4
Cost of sales	271.1	259.1

Gross profit	222.5	198.3
Selling, general and administrative expenses	83.2	87.9
Engineering - research and development	24.5	29.0

Operating income	114.8	81.4
Interest expense, net	(35.1)	(33.9)
Other expense, net	(0.4)	(3.1)

Income before income taxes	79.3	44.4
Income tax expense	(27.2)	(16.9)

Net income	$52.1	$27.5

Basic earnings per share attributable to common stockholders	$0.29	$0.15
Diluted earnings per share attributable to common stockholders	$0.28	$0.15

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	March 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$159.9	$184.7
Accounts receivables - net of allowance for doubtful accounts of $0.5 and $0.4, respectively	227.2	175.1
Inventories	175.6	160.4
Deferred income taxes, net	58.1	58.1
Other current assets	31.8	28.6

Total Current Assets	652.6	606.9
Property, plant and equipment, net	551.1	563.4
Intangible assets, net	3,527.1	3,551.8
Deferred income taxes, net	1.1	1.1
Other non-current assets	88.0	89.4

TOTAL ASSETS	$4,819.9	$4,812.6

LIABILITIES
Current Liabilities
Accounts payable	$173.3	$150.4
Current portion of long term debt	19.5	17.9
Other current liabilities	218.3	218.9

Total Current Liabilities	411.1	387.2
Long term debt	2,656.0	2,660.4
Other non-current liabilities	359.0	326.2

TOTAL LIABILITIES	3,426.1	3,373.8
TOTAL STOCKHOLDERS’ EQUITY	1,393.8	1,438.8

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,819.9	$4,812.6

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

	Three months ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$98.6	$54.7
Net cash used for investing activities (a)	(15.1)	(19.1)
Net cash (used for) provided by financing activities	(105.7)	2.1
Effect of exchange rate changes in cash	(2.6)	3.0

Net (decrease) increase in cash and cash equivalents	(24.8)	40.7
Cash and cash equivalents at beginning of period	184.7	80.2

Cash and cash equivalents at end of period	$159.9	$120.9

Supplemental disclosures:
Interest paid	$29.4	$30.0
Income taxes paid	$2.1	$1.2
(a) Additions of long-lived assets	$(11.1)	$(12.6)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended March 31,
	2014	2013
Net income	$52.1	$27.5
plus:
Interest expense, net	35.1	33.9
Cash interest expense	(29.4)	(30.0)
Income tax expense	27.2	16.9
Cash income taxes	(2.1)	(1.2)
Impairment loss on technology-related investments (a)	—	2.5
Public offering expenses (b)	0.3	—
Amortization of intangible assets	24.7	29.9

Adjusted net income	$107.9	$79.5
Cash interest expense	29.4	30.0
Cash income taxes	2.1	1.2
Depreciation of property, plant and equipment	23.3	24.7
Unrealized (gain) loss on foreign exchange (c)	(0.3)	0.6
Unrealized loss on commodity hedge contracts (d)	0.1	1.3
Stock-based compensation expense (e)	3.3	3.4

Adjusted EBITDA	$165.8	$140.7

Adjusted EBITDA excluding technology-related license expenses (f)	$169.1	$146.7

Net sales	$493.6	$457.4
Adjusted EBITDA margin	33.6%	30.8%
Adjusted EBITDA margin excluding technology-related license expenses (f)	34.3%	32.1%
Net Cash Provided by Operating Activities	$98.6	$54.7
(Deductions) or Additions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(11.1)	(12.6)
Technology-related license expenses (f)	3.3	6.0

Adjusted Free Cash Flow	$90.8	$48.1

(a)	Represents an impairment charge (recorded in Other expense, net) for investments in co-development agreements to expand our position in transmission technologies.
(b)	Represents fees and expenses (recorded in Other expense, net) related to our secondary offering in February 2014.
(c)	Represents (gains) losses (recorded in Other expense, net) on the mark-to-market of our foreign currency hedge contracts.
(d)	Represents losses (recorded in Other expense, net) on the mark-to-market of our commodity hedge contracts.
(e)	Represents employee stock compensation expense (recorded in Cost of sales, Selling, general and administrative expenses, and Engineering – research and development).
(f)	Represents payments (recorded in Engineering – research and development) for licenses to expand our position in transmission technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: April 21, 2014
	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary